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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

  23.     1a.    Consent of Kenny S&P Evaluation
                  Services, a division of J.J. Kenny
                  Co., Inc.

          1b.    Consent of Deloitte & Touche LLP

  27.            Financial Data Schedule